Exhibit 23.1



                        Ernst & Young, LLP
                      Gateway One, Suite 1400
                         701 Market Street
                       St. Louis, MO  63101







             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 33-_______) pertaining to the 1992 Stock Option Plan at Jefferson Smurfit Corporation of our report dated January 22, 1997, with respect to the consolidated financial statements and schedule of Jefferson Smurfit Corporation included in it's Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP



July 22, 1997